Exhibit 99.1

Adagio Medical Announces Pricing of up to Approximately $50 Million Private Placement of Securities

Financing to provide approximately $19 million in upfront proceeds with up to approximately $31 million of additional proceeds assuming exercise in full of the warrants

LAGUNA HILLS, CA, October 15, 2025 – Adagio Medical Holdings, Inc. (Nasdaq: ADGM) (“Adagio” or the “Company”), a leading innovator in catheter ablation technologies for the treatment of cardiac arrhythmias, today announced that it has entered into a securities purchase agreement with certain accredited investors to purchase shares of its common stock (or pre-funded warrants in lieu thereof), and accompanying common warrants (“Warrants”) that is expected to result in approximately $19 million in upfront proceeds and potential additional proceeds of up to approximately $31 million if the accompanying Warrants are exercised in full for cash, before deducting placement agent fees and other private placement expenses.

The private placement is being led by an affiliate of existing investor Perceptive Advisors, LLC with participation from certain healthcare-dedicated and institutional investors.

Adagio intends to use the net proceeds of this offering for working capital and general corporate purposes, including the advancement of the Company’s clinical and product development activities.

At the closing, the Company will issue to the investors an aggregate of 9,792,506 shares of common stock (or pre-funded warrants in lieu thereof), together with Tranche A Warrants to purchase an aggregate of 6,012,943 shares of common stock (or pre-funded warrants in lieu thereof), Tranche B Warrants to purchase an aggregate of 6,012,943 shares of common stock (or pre-funded warrants in lieu thereof) and Tranche C Warrants to purchase an aggregate of 6,012,943 shares of common stock (or pre-funded warrants in lieu thereof), at a combined purchase price of $1.9403 per share (or $1.9402 per pre-funded warrant) and accompanying Warrants. The accompanying Warrants have an exercise price of $1.71 per share and will become exercisable immediately. The Warrants will expire on or prior to the earlier of (i) five years from the date of issuance or (ii) (a) for the Tranche A Warrants, the date that is thirty (30) days following the Company’s announcement of results from the Company’s FULCRUM-VT IDE pivotal clinical trial, (b) for the Tranche B Warrants, the date that is thirty (30) days following the Company’s announcement of U.S. Food and Drug Administration (“FDA”) approval of the Company’s vCLAS Cryoablation System, and (c) for the Tranche C Warrants, the date that is thirty (30) days following the Company’s announcement of FDA approval of the Company’s second generation vCLAS catheter system. The private placement is expected to close during the week of October 13, 2025, subject to the satisfaction of customary closing conditions.

Piper Sandler is acting as sole placement agent for the private placement.

Lake Street is serving as financial advisor to the Company in the offering.

The securities to be issued in connection with the private placement described above are being offered in a private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or other applicable jurisdictions’ securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws.

This news release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Adagio Medical Holdings, Inc.

Adagio is a medical device company focused on developing and commercializing products for the treatment of cardiac arrhythmias utilizing its novel, proprietary, catheter-based Ultra-Low Temperature Cryoablation (ULTC) technology. ULTC is designed to create large, durable lesions extending through the depth of both diseased and healthy cardiac tissue. The Company is currently focused on the treatment of ventricular tachycardia (VT) with its purpose-built vCLAS™ Cryoablation System, which is CE Marked and is currently under evaluation in the Company’s FULCRUM-VT U.S. IDE Pivotal Study.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “plans,” and “future” or similar expressions are intended to identify forward-looking statements. Forward-looking statements include statements concerning: the expected closing of the private placement; the receipt of additional gross proceeds if the accompanying Warrants are exercised in full; the Company’s intended use of the proceeds from the private placement; and the Company’s strategy, future operations, future financial position, projected expenses, expected timing and results of clinical trials, prospects, plans and objectives of management and the potential for FDA approval of the Company’s product candidates. Forward-looking statements are based on management’s current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding Adagio’s business are described in detail in Adagio’s Securities and Exchange Commission (“SEC”) filings, including in its Annual Report on Form 10-K for the full-year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that Adagio makes from time to time with the SEC. These forward-looking statements speak only as of the date hereof, and Adagio disclaims any obligation to update these statements except as may be required by law.

Contact

Debbie Kaster

Chief Financial Officer and Chief Business Officer

dkaster@adagiomedical.com